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                              CANUS 1 CABLE SYSTEM

                       INDEFEASIBLE RIGHT OF USE AGREEMENT

                                       AND

                               FINANCING AGREEMENT

                                     BETWEEN

                           OPTEL COMMUNICATIONS, INC.

                                       AND

                  INTERNATIONAL TELECOMMUNICATIONS CORPORATION

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THIS AGREEMENT, made and entered into this ___ day of _____________, 1996

BY AND BETWEEN:     OPTEL COMMUNICATIONS, INC., a corporation organized and
                    existing under the laws of the state of Delaware and having its principal office at 8100 Boone Blvd., Suite 310, Vienna,
                    VA 22182, USA herein after referred to as "OPTEL";

AND: INTERNATIONAL TELECOMMUNICATIONS CORPORATION, a corporation incorporated under the laws of the state of Delaware and having its principal office at EAB Plaza-West Tower, 8th Floor, Uniondale, New York, USA 11556-0169 hereinafter referred to as the "Grantee".

WHEREAS, OPTEL is an owner of the CANUS 1 System, owns capacity in Segment D and has acquired capacity in Segment B for the purpose of terminating its Segment D capacity; and

WHEREAS, OPTEL is entitled to transfer such capacity on an indefeasible right of use ("IRU") basis; and

WHEREAS, the Grantee desires to acquire an IRU interest from OPTEL in both Segment D and Segment B of the CANUS 1 System.

NOW, THEREFORE, the Parties agree as follows:

1.                               INTERPRETATION

     1.1 Definitions. For the purposes hereof, the following words and phrases shall have the following meanings, respectively, unless the context otherwise requires.

          (a) "Agreement" shall mean this Agreement and the schedules attached hereto, as amended from time to time;

          (b) "Assignable Capacity" shall mean the capacity for sale, assignment or disposition on the CANUS 1 System. The "Initial Assignable Capacity" of the CANUS 1 System is equal to 1,260 MIU half interests;

          (c) "Business Day" shall mean any day except Saturday, Sunday or other day on which commercial banks in the state of Virginia are authorized by law to close;

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          (d) "Branching Unit" shall mean a junction point for the Cable System, and includes a housing and any associated plant and equipment (including any spare plant and equipment);

          (e) "CANUS 1 System" shall mean the Canada-U.S.CANUS 1 fiber optic submarine telecommunications cable system providing an optical fiber submarine cable system linking Canada and the United States of America;

          (f) "Capacity" shall have the meaning ascribed thereto at Section 2.1;

          (g) "dollar" and "dollars" and the symbol "$" shall mean lawful money of the United States of America;

          (h) "DDP" shall have the meaning ascribed thereto at Section 2.1;

          (i) "Granting Price" shall have the meaning ascribed thereto at
          Section 3.1;

          (j) "Losses" shall have the meaning ascribed thereto at Section 14.1;

          (k) "MIU" shall mean a unit designated as the minimum unit of investment between System Interfaces of the CANUS 1 System and shall consist of a Virtual Container 12 (VC-12), allowing the use of 2,048,000 bit/s (nominal 2 Mbit/s) digital stream. MIU may be expressed in terms of MIU half interests or MIU whole interests;

          (1) "Parties" shall mean all of the parties hereto collectively; and "Party" shall mean any one of them;

          (m) "Person" shall mean an individual, corporation, company, cooperative, partnership, trust or unincorporated association and pronouns have a similarly extended meaning;

          (n) "Representatives" shall have the meaning ascribed thereto at
          Section 16.5;

          (o) "Proprietary Information" shall have the meaning ascribed thereto at Section 16.5;

          (p) "Ready for Commercial Service or RFCS Date" shall mean the date on which the CANUS 1 System is available for commercial service. The RFCS Date occurred October 15, 1995;

          q) "Segment A" shall mean the cable station at Pennant Point, Nova Scotia, Canada;

          (r) "Segment B" shall mean the cable station at Manasquan, N.J. USA;

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          (s) "Segment D" shall mean the whole of the submarine cable of the
          CANUS 1 System, including the System Interfaces of STM-1 and/or 139,264,000 bit/s capacity at the cable terminal stations, between Pennant Point, Nova Scotia, Canada and Manasquan, New Jersey, USA consisting of Subsegment D1 which is the part of Segment D including the System Interface at the cable station at Pennant Point, Nova Scotia, Canada, and the Branching Unit and of Subsegment D2 which is that part of Segment D including the System Interface at the cable station at Manasquan, New Jersey, USA, and the Branching Unit; and

          (t) "System Interface" shall be the input/output ports on a distribution frame (excluding the distribution frame itself) which shall terminate either electrical or optical connections from the CANUS 1 System. These terminations shall be in accordance with ITU-T recommendations G.703, G.708, G.709 and G.957 and shall be of STM-1 and/or 139,264,000 bit/s capacity. The distribution frame shall be regarded as an interface location where the CANUS 1 System connects with other transmission facilities or equipment.

     1.2 Gender. Any reference in this Agreement to any gender shall include all genders and words used herein importing the singular number only shall include the plural and vice versa.

     1.3 Headings. The division of this Agreement into Articles, Sections, Subsections and other Subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation hereof.

     1.4 Severability. Any Article, Section, Subsection or other Subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from any illegal, invalid or unenforceable Article, Section, Subsection or other subdivision of this Agreement or any other provision of this Agreement and otherwise remain in full force and effect.

     1.5 Entire Agreement. This Agreement together with any documents to be delivered pursuant hereto constitute the entire agreement by and between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties.

     1.6 Governing Law. This Agreement shall be interpreted and construed in accordance with the Laws of the state of Delaware in the United States of America.

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     1.7 Ownership. Nothing in this Agreement shall vary rights of ownership in those segments of the CANUS 1 System in which IRUs have been granted to the Grantee. Ownership of all segments of the CANUS 1 System shall remain with OPTEL and the other owners of the CANUS 1 System.

2.                                GRANT OF IRU

     2.1 Granting. Effective on March 12, 1996, OPTEL grants to the Grantee, on an IRU basis, a half interest in one (1) MIU in Segment D of the CANUS 1

     System (the "Capacity"), and the IRU in Segment B for the use of the Grantees Capacity in Segment D covered by this Agreement, and said Capacity shall be used in conjunction with corresponding MIU half interests for the provision of telecommunications services between points in or reached via Canada on one hand and points in or reached via the United States on the other hand. The Grantee shall be solely responsible for any interconnections between the CANUS 1 System and any other cable systems or other rearward facility connections by way of lease, Droits de Passage ("DDP"), or any other arrangements

3.                     GRANTING PRICE AND SEGEMNT B PRICE

     3.1 Granting Price for the Capacity. The aggregate granting price for the Capacity, exclusive of the right granted in Segment B, shall be fifty thousand dollars ($50,000) (the "Granting Price").

     3.2 Price for Segment B. For the right to use that portion of Segment B of the CANUS-1 System granted to the Grantee, the Grantee shall pay a lump sum to OPTEL of three thousand nine hundred dollars ($3,900) (the "Segment B Price").

     3.3 Payment of the Granting and Segment B Prices. The Granting Price and the Segment B Price shall be payable as follows:

          (a) the Granting Price shall bear interest at an annual rate of six percent (6%), compounded monthly, and shall be payable to Teleglobe Canada Inc. ("Teleglobe Canada"), acting in the name and on behalf of OPTEL, over the next two (2) years, through minimum traffic volume commitments over Teleglobe Canada's facilities as provided for in the agreement for transit services entered into between the Grantee and Teleglobe Canada as

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               of the effective date (hereinafter called the "Transit
               Agreement"); more particularly, the Grantee shall be required to pay to Teleglobe Canada, on a monthly basis as provided in the Transit Agreement, and as payment on the Granting Price and interest charges thereon, the higher of (i) one thousand two hundred thirty five dollars ($1,235), or (ii) the amount represented by the surcharge on a per minute basis stipulated in the Transit Agreement applicable to the Capacity multiplied by the total minutes of traffic routed through Teleglobe Canada's facilities during the month covered by the appropriate invoice submitted under the Transit Agreement.

               Notwithstanding the foregoing, the Grantee shall be required to pay to Teleglobe Canada and Teleglobe Canada shall be required to pay to OPTEL the Granting Price and all interest charges thereon to the extent of twenty seven thousand one hundred sixty dollars ($27,160) for each of the next two (2) years following the Effective Date of this Agreement. Where the aggregate of all monthly payments made by the Grantee to Teleglobe Canada in conformity with the preceding paragraph is less than twenty seven thousand one hundred sixty dollars ($27,160), the Grantee covenants to pay to Teleglobe Canada the difference between such amounts no later than thirty (30) days after the date of such invoice to that effect.

               In the event that the Transit Agreement is terminated, for any reason whatsoever, prior to the full payment of the Granting Price and any interest charges thereon, the Grantee shall forthwith pay within thirty (30) days of the termination date, the outstanding balance of the Granting Price, as well as all interest charges thereon due up to but excluding the date payment is made to Teleglobe Canada.

          (b) the Segment B Price shall be paid to OPTEL concurrently to the execution by the Grantee of this Agreement.

     3.4 Authorization. OPTEL hereby authorizes Teleglobe Canada to receive and acknowledge receipt, on its behalf, of the Granting Price from the Grantee, as well as all interest charges thereon, as provided under this Agreement.

     Teleglobe Canada agrees to cause to remit within five (5) business days of receipt from the Grantee and via bank wire transfer all sums received from the Grantee as payment on the Granting Price, together with all interest charges thereon. Teleglobe Canada shall not incur any liability whatsoever towards the Grantee as a result of, or in connection with, its intervention to this Agreement.

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     Nothing in this Section 3.4 shall preclude OPTEL from exercising any and all rights and recourses against the Grantee in case of default by the Grantee of payment of the Granting Price to Teleglobe Canada, acting on behalf and in the name of OPTEL.

     3.5 Late Payment All overdue principal or interest amounts pertaining to this Section 3 shall accrue extended payment interest in accordance with
     Section 4.5 of this Agreement.

     3.6 No Set Off Notwithstanding any provision to the contrary stipulated herein or in the Transit Agreement, the Grantee shall not have the right to set off any claim from OPTEL or Teleglobe Canada or withhold any amount owed to OPTEL or Teleglobe Canada against any claim against OPTEL or Teleglobe Canada or against any amount owed by OPTEL or Teleglobe Canada, save with OPTEL's consent or in compliance with an arbitration award.

4.                        PAYMENT OF COSTS AND EXPENSES

     4.1 O&M Costs. The Grantee shall pay to OPTEL a charge for operating and maintaining the Grantees Capacity in Segment B and Segment D. The operating and maintenance charge shall consist of the standby charges and the running charges:

          (a) The standby charges for Segment D including but not limited to the cost of attendance, testing, adjustment and replacement, the maintenance of the procurement of cable ship services covering inter alia depreciation, ship retrofit, crew, insurance (other than at-sea insurance), in-port expenses, the storage of submersible plant, remotely operated vehicles and other devices, custom duties and other taxes relating thereto, shall be recovered by OPTEL, or its designee, through an annual fixed charge of two thousand six hundred dollars ($2,600) payable quarterly in advance by the Grantee which amount shall also include the operating and maintenance costs of Segment B. Such annual fixed charge shall be adjusted annually using the Consumer Price Index in the United States as published by the United States Department of Labor.

          (b) The running charges, which shall be limited to recovery of the direct cost incurred in connection with a repair involving Segment D, including but not limited to, the cost of repair including repair at sea, of fuel, at-sea insurance, additional crew at-sea, crew overtime, victualling, telecommunications, mobilization and de-mobilization expenses, consumables, replenished equipment, custom duties and other taxes relating thereto, shall be apportioned among the Grantees of IRU rights on Segment D in accordance with the following formula:

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                                A  =  B  X  D
                                     ---
                                      C

          where:

               A  = portion of the running charge to be borne by the Grantee

               B  = Grantees Capacity (expressed in terms of MIU half
                    interests) acquired pursuant to this Agreement

               C  = total Assignable Capacity of the CANUS 1 System at the date of the instant repair (expressed in terms of MIU half interests)

               D  = total running charges incurred

     4.2 Restoration Costs. A restoration charge, including but not limited to the costs of restoration of the Capacity via other cable systems or satellite space segment, shall not exceed six thousand dollars ($6,000.00) per year, for the first two years after RFCS, per MIU half interest conveyed to the Grantee by this Agreement and shall be based on (i) actual cost incurred by the owners of the CANUS 1 System and (ii) the Grantees Capacity in service. From two years after the RFCS Date and beyond the restoration charge shall be allocable based on cost and be on a case by case basis.

     4.3 Adjustment. In the case of invoices containing any costs billed on a preliminary billing basis, appropriate adjustments will be made in subsequent invoices promptly after actual costs involved are determined to insure that the Grantee bears a proper share of the costs as provided under this Agreement.

     4.4 Invoicing. As soon as practicable after the effective date as shown in
     Section 2.1 of this Agreement, OPTEL shall submit, or cause to be submitted, to the Grantee, on a quarterly basis in advance an invoice for costs provided herein above. Invoices rendered shall contain a reasonable level of detail to substantiate the amounts contained therein and shall identify costs related to Segments B and D, all operating, maintenance and restoration costs allocable to the Capacity and payable by the Grantee. All invoices payable under this Agreement shall be paid in the currency in which the invoice is rendered shall be paid by certified check or wire transfer and shall be due no later than 35 days after the date of the postmark on said invoices.

     4.5 Late Payment. All invoices due under this Agreement that are not paid when due shall accrue extended payment interest, to the extent permitted by applicable laws, at a rate equal to either (i) a fixed annual rate of fifteen percent (15%) or (ii) one hundred twenty-five percent (125%) of the publicly announced prime rate published in the Wall Street Journal in effect on the day following the day payment of the bill was

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     due, whichever is higher. Such extended payment interest shall accrue from the day following the day on which payment is due, to and including the day such payment is received by OPTEL, and such amount will be included in a subsequent invoice issued to the Grantee. Invoices for extended payment interest shall not be rendered if the amount is less than twenty five dollars ($25.00)

     4.6 Costs of Additional Protective Apparatus. The Grantee shall bear the total cost of any additional protective apparatus reasonably deemed necessary by OPTEL to be installed on the CANUS 1 System resulting from the use of the CANUS 1 System by the Grantee or any subgrantee, lessee or assignee of the Grantee or any customer of either the Grantee or any grantee, lessee or assignee of the Grantee.

5.                REPRESENTATIONS AND WARRANTIES OF THE GRANTEE

     5.1 Representations and Warranties. The Grantee represents and warrants to OPTEL that:

          (a) the Grantee is a corporation duly incorporated under the laws of the state of Delaware in the United States of America;

          (b) the Grantee has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations under this Agreement;

          (c) the execution and delivery of this Agreement and any and all documents required by this Agreement by the Grantee and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporate action on the part of the Grantee;

          (d) this Agreement constitutes a valid and binding obligation of the Grantee enforceable against it in accordance with its terms, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency or similar proceedings relating to creditor's rights generally and to the extent that equitable remedies such as specific performance and injunction are in the discretion of a court of competent jurisdiction;

          (e) the Grantee is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, charter or by-law provision, statute, rule, regulation, judgment, order, writ, decree or law which, with or without the giving of notice or the lapse of time, or both, would be violated, contravened, breached by, or under which default would occur as a result of the execution, delivery and performance of this Agreement or the consummation of any of the transactions provided for in it; and

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          (f) The Grantee has obtained all government approvals, consents authorizations, licenses and permits for its acquisition of the CANUS 1 system capacity covered under this Agreement and shall use all reasonable efforts to have continued in effect such approvals, consents, authorizations, licenses and permits.

6.                   REPRESENTATIONS AND WARRANTIES OF OPTEL

     6.1 Representations and Warranties. OPTEL represents and warrants to the Grantee that:

          (a) OPTEL is a corporation duly incorporated under the laws of the state of Delaware in the United States of America;

          (b) the execution and delivery of this Agreement and the consummation of the transaction contemplated under it have been duly authorized by all necessary corporate action on the part of OPTEL;

          (c) OPTEL has good and valid title to the Capacity and has acquired IRU in Segment B with the ability to reassign a portion or portions of such IRU to the Grantee; and

          (d) OPTEL has obtained all governmental approvals, consents, authorizations, licenses and permits for the construction and operation of the CANUS 1 System and shall use all reasonable efforts to have continued in effect such approvals, consents, authorizations and permits.

     6.2 No representation on the Capacity. The Grantee acknowledges and agrees that the Capacity is being assigned on an "as is, where is" basis. OPTEL has not made or shall not be deemed to have made any representations or warranties whatsoever with respect to the Capacity. OPTEL expressly disclaims with respect to the Grantee and the Grantee hereby expressly waives, releases and renounces, all other warranties, obligations and liabilities of OPTEL and all rights, claims and remedies against, express or implied, arising by law or otherwise, with respect to any failure, delay in installation, cancellation of, non-conformance or defect in the CANUS 1 System or the Capacity, as the case may be.

7.                           COVENANTS OF TO GRANTEE

     7.1 Covenants of the Grantee. During the term of this Agreement, the Grantee shall:

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          (a) pay all amounts to OPTEL under this Agreement, and otherwise comply with all other provisions of this Agreement;

          (b) keep the Capacity free of liens, charges and other encumbrances and shall reimburse OPTEL immediately on demand for all payment in respect of such liens, charges and other encumbrances;

          (c) not assign or otherwise dispose of any interest in the Capacity granted to the Grantee under this Agreement without the prior written consent of OPTEL which consent shall not be unreasonably withheld;

          (d) not use the Capacity for any illegal, unlawful, fraudulent or unauthorized purposes and, without limiting the generality of the foregoing, use the Capacity, at all times in a manner consistent with the applicable authorization, licenses and permits for the landing, construction and operation of the CANUS 1 System;

          (e) use the Capacity in such a way as to avoid degrading the overall performance of the CANUS 1 System or causing interruptions of or interference, impairment or degradation of the use of any other capacity in the CANUS 1 System; and

          (f) upon at least a 24 hour prior notice, or at any time if the situation or circumstance so justify, make available to OPTEL the Capacity for such testing and adjustment as may be necessary for the Capacity to be maintained in efficient working order.



8.                             COVENANTS OF OPTEL


     8.1 Books and Records. OPTEL shall keep and maintain such books, records, vouchers and accounts of all costs with respect to the repair and restoration of the CANUS 1 System as may be appropriate to support the billing of any running charges or restoration costs by OPTEL and such books that relate to the running charges and restoration costs shall at all reasonable times be made available for inspection by the Grantee for a period of two (2) years from the date of billing.

     8.2 Sharing of Liquidation Proceeds and Costs. In the event of liquidation of Segment D or any part thereof by sale or other disposition, OPTEL shall share with the Grantee any proceeds or costs of such liquidation, sale or disposition of Segment D incurred by OPTEL including, without limitation, any costs related to the removal of such Segment D. In the event of liquidation of Segment B upon the termination of the CANUS-1 System, OPTEL shall share with the Grantee any proceeds or costs of such liquidation, including, without limitation, any costs related to the removal of Segment
     B. The Grantee's share of such proceeds or costs shall be determined in accordance with the following formula:

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                                A  =  B  X  D
                                     ---
                                      C

          where:

               A  = portion of the net of proceeds and costs to be paid to, or payable by, the Grantee

               B  = Grantee's Capacity (expressed in terms of MIU half
                    interests) acquired pursuant to this Agreement

               C  = total Assignable Capacity of the CANUS 1 System on the date of liquidation (expressed in terms of MIU half interests)

               D  = total net of proceeds and cost of liquidation

     8.3 Maintenance of the Capacity. OPTEL shall maintain the Capacity, or cause the Capacity to be maintained in efficient working order.

     8.4 Provision of Transit Facilites. OPTEL shall use all reasonable efforts to provide suitable digital transit facilites as and when required for use in connection with circuits in the CANUS-1 System so as to provide through circuits between points reached via Segment B.

9.                              EVENT OF DEFAULT

     9.1 Event of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement:


          (a) If the Grantee fails to make payment of any amount due OPTEL under provisions of this Agreement, when the same becomes due and payable as herein provided, and such default has not been cured within thirty
          (30) days after receipt by the Grantee of a notice from OPTEL;

          (b) If the Grantee fails to duly observe, perform and discharge the covenants, conditions and obligations on its part to be observed, performed or discharged hereunder (other than the default of payment of amounts under any provisions of this Agreement which is subject to Subsection 9.1(a)) and such default has not

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          been cured within thirty (30) days after receipt by the Grantee of a notice from OPTEL;

          (c) If any representation or warranty made herein shall prove at any time to be materially incorrect, as of the date made; and

          (d) If the Grantee becomes insolvent or bankrupt or ceases paying its debts generally as they mature.

          (e) If OPTEL fails to duly observe, perform and discharge the covenants, conditions and obligations on its part to be observed, performed or discharged herein and such default has not been cared within thirty (30) days after receipt by grantor of a notice form the grantee.

10.                        INTELLECTUAL PROPERTY RIGHTS

     10.1 No License. No license under patents is granted by OPTEL or shall be implied or arise by estoppel in favor of the Grantee with respect to any apparatus, system or method used by the Grantee in connection with the use of the MIU half interests conveyed to the Grantee under this Agreement.

     10.2 Indemnification. With respect to claims of patent infringement made by third persons, the Grantee will save OPTEL harmless against claims arising out of, combining with or using in connection with the Capacity, any apparatus, system or method provided by the Grantee, any subgrantee or lessee of the Grantee or any customer or customers of the Grantee or of any such subgrantee or lessee.

11.                         RECONFIGURATION OF CAPACITY

     11.1 Reduction in the Capacity. In the event that the total number of MIU half interests in Segment D is reduced below the Initial Assignable Capacity, as a result of physical deterioration, or for any other reason beyond the control of the CANUS 1 owners, during the term of this Agreement, OPTEL shall give the Grantee written notice of said decrease and the MIU half interests in which the Grantee has been granted an IRU hereunder shall be reduced in the same proportion as the total number of

     MIU half interests assigned to OPTEL in Segment D is reduced, except that such reductions shall not extend to fractions of MIU half interests.

     11.2 Adjustment in O&M and Other Costs. If the number of MIU half interests in Segment D is decreased as provided in Section 11.1, the Grantee's payments, with respect to the additional capital costs and operating and maintenance costs for the IRU interest granted under this Agreement shall be adjusted proportionally to such reduction.

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     11.3 Increase in Communication Capability.

          (a) The communication capability of the Capacity used by the Grantee in Segment D may be increased by the use of equipment which will make more efficient use of such MIU half interests provided that such use of the Capacity does not cause an interruption of or interference in the CANUS 1 System or other systems interconnecting with the CANUS 1 System.

          (b) The Grantee shall not be entitled to share in any increase in capacity or be entitled to credits or reductions in the sums paid for the Capacity in the event that the Initial Assignable Capacity is increased beyond 1,260 MIU half interests.

12.                                    TERM

     12.1 Term. This Agreement shall continue in effect for the initial term up to the end of the expected useful life of the CANUS 1 System at 23:59 Universal Coordinated Time, 15 September, 2020 unless the CANUS 1 System owners decide to terminate it earlier, in which case this Agreement will terminate on the same date as that of the CANUS 1 System. OPTEL shall give the Grantee prompt notice in writing of the termination of the CANUS 1 System. To the extent that the CANUS 1 System is extended beyond its initial term as stated above, and unless this Agreement is terminated or requested to be modified by either Party giving the other not less than one
     (1) year notice in writing, during such extension this Agreement will continue in effect tacitly under the same terms and conditions year after year.

13.                                 TERMINATION

     13.1 Right to Terminate. Upon the occurrence of an Event of Default by the Grantee, OPTEL shall have the right to terminate this Agreement immediately without further notice. In addition to its rights hereunder, in the Event of Default by the Grantee, OPTEL may temporarily discontinue use of the Capacity without incurring any liability from the Grantee, its sub-grantees, lessees or its customers.

     13.2 Other Remedies. Termination of this Agreement by the Party not in default in accordance with the terms hereof shall be without prejudice to any other rights or remedies such Party shall have by law.


     13.3 Relationship Between the Parties. Under no circumstances shall this transaction be interpreted as a sale of the Capacity and title to the Capacity shall remain with OPTEL

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     for the entire term of this Agreement and in the event of default by the
     Grantee, OPTEL, in addition to any other remedies available at law or in equity, shall be entitled to possession of the Capacity without any other action, with or without legal process and shall be entitled to enforce its rights under this Agreement.

14.                               INDEMNIFICATION

     14.1 Indemnification. The Grantee shall indemnify and save OPTEL harmless from and against any direct or consequential claims, demands, actions, causes of action, damages, losses (which shall include any reduction in value), liabilities, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) (collectively, the "Losses") which may be made against OPTEL or which OPTEL may suffer or incur as a result of, arising out of or relating to:

          (a) any non-performance of or non-compliance with any covenant, agreement or obligation of the Grantee under or pursuant to this Agreement;

          (b) any incorrectness in, or breach of, any representation or warranty made by the Grantee; and

          (c) any action, suit, claim, trial, demand, investigation, arbitration or other proceeding by any Person containing allegations which, if true, would constitute an event described in Subsection 14.1(a) or 14.1(b) above.

15.                             DISPUTE RESOLUTION

     15.1 Arbitration. Any difference, controversy or claim arising out of or relating to this Agreement, its interpretation or performance, shall be considered a Dispute. Any Dispute shall be subject to binding arbitration as provided hereafter.

          (a) The Dispute shall diligently be notified by the aggrieved Party to the other Party. The notification shall be deemed diligently made if communicated to the other Party within five (5) Business Days of the knowledge of the occurrence.

          (b) Within ten (10) Business Days following such notification, each Party shall prepare and disclose to the other Party a brief on its position and within fifteen (15) Business Days thereafter the parties shall prepare a common brief which shall contain all points of Agreement and all points of disagreement in relation to the Dispute.

          (c) Notwithstanding Subsection 15.1(b) above, if no resolution of the Dispute has occurred thirty (30) calendar days after the date on which a Party has submitted the Dispute to his Chief Executive Office, then the Dispute shall be submitted for resolution by binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect on the date the arbitration is submitted to the tribunal of arbitration. In such event:

               (i) a sole arbitrator shall be appointed, unless the Parties agree in a particular case within thirty (30) calendar days of the submission of the Dispute to arbitration that the tribunal should consist of more than one arbitrator. Such arbitrator(s) shall be knowledgeable in the field of law involved;

               (ii) the place of arbitration shall be the United States and the arbitration shall be conducted in English;

               (iii) responsibility for paying the costs of the arbitration, including the costs incurred by the Parties themselves in preparing and presenting their cases, shall be apportioned by the tribunal of arbitration

               (iv) the award shall be rendered in the English language and shall state the reasons upon which it is based;

               (v) the award of the tribunal of arbitration may be entered and enforced as a judgment against a Party in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

          (d) Nothing in the foregoing shall prevent a Party from initiating such conservatory measure proceedings as are necessary to protect any arm's length third party rights.

          (e) The fact that a dispute is brought to arbitration does not relieve either Party from its obligation to fulfill its commitments as provided by this Agreement.

16.                                MISCELLANEOUS

     16.1 Assignment. Neither this Agreement nor any rights, remedies, liabilities or obligations arising under it or by reason of it shall be assignable by the Grantee without the prior written consent of OPTEL. Subject thereto, this Agreement shall ensure to the benefit of and be binding on the Parties and their respective successors and permitted assigns.

     16.2 Further Assurances. The Parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide further documents or instruments required by any other party as may be reasonably necessary or desirable to effect the purpose of this Agreement.

     16.3 Notices. Any notice, consent, request, authorization, permission, direction or other communication required or permitted to be given hereunder shall be in writing and shall be delivered either by personal delivery or by telecopier or similar telecommunications device, return receipt requested, and addressed as follows:

          (a) in the case of OPTEL.:

          OPTEL COMMUNICATIONS, INC.
          8100 Boone Blvd., Suite 310
          Vienna, Virginia 22182
          USA

          Attention:  Executive Vice President

          Facsimile:  (703) 760-4549

          (b) in the case of the Grantee:

          INTERNATIONAL TELECOMMUNICATIONS CORPORATION
          EAB Plaza-West Tower, 8th Floor
          Uniondale, New York 11556-0169
          USA

          Attention:  Mr. Biago Civale

          Facsimile:  (516) 794-9400

     Any notice, consent, request, authorization, permission, direction or other communication delivered as aforesaid shall be deemed to have been effectively delivered and received, if sent by telex, telecopier or similar telecommunication device on the business day next following receipt of such transmission or, if delivered, to have been delivered and received on the date of such delivery provided, however, that if such date is not a business day then it shall be deemed to have been delivered and received on the business day next following such delivery. An address may be modified by written notice delivered as aforesaid.

     16.4 No Partnership. The relationship between OPTEL and the Grantee under this Agreement shall not be that of partners and nothing herein contained shall be deemed to constitute a partnership between them and the common enterprise of the Parties shall be limited to the express provisions of this Agreement.

     16.5 Confidentiality and Public Announcement. It is expected that the Parties may disclose to each other proprietary or confidential technical, financial and business information ("Proprietary Information"). Except as necessary to perform its obligations under this Agreement, the receiving Party shall not make any use of Proprietary Information for its own benefit or for the benefit of any other individual, corporation or entity, and except with the prior written consent of the disclosing Party or as otherwise specifically provided herein, the receiving Party will not, during and for a period of three (3) years after the termination of this Agreement, duplicate, use or disclose any Proprietary Information to any individual, corporation or entity.

     The receiving Party shall not disclose all or any part of the disclosing Party's Proprietary Information to any affiliates, agents, officers, directors, employees or representatives (collectively, "Representatives") of the receiving Party except on a need to know basis. Such Representatives shall be informed of the confidential and proprietary nature of the Proprietary Information. Each Party shall maintain the other Party's Proprietary Information with at least the same degree of care each Party uses to maintain its own proprietary information. The receiving Party shall immediately advise the disclosing Party in writing of any misappropriation or misuse by any Person of the disclosing Party's Proprietary Information of which the receiving Party is aware.

     All Proprietary Information in whatever form shall be promptly returned by the receiving Party to the disclosing Party upon written request by the disclosing Party for any reason.

     Each receiving Party acknowledges that the Proprietary Information of the disclosing Party is central to the disclosing Party's business and was developed by or for the disclosing Party at a significant cost. Each receiving Party further acknowledges that damages would not be an adequate remedy for any breach of this Agreement by the receiving Party or its Representatives and that the disclosing Party may obtain injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement by the receiving Party or any of its Representatives. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Section 16.5, but shall be in addition to all other remedies available at law or in equity to the disclosing Party.

     None of the Parties shall disclose or make any public announcement of the existence of this Agreement, the transaction contemplated hereby or the contents hereof without in each case the prior written consent of the other, unless such disclosure is required by law and then only after prior notice to the other

Parties.

IN WITNESS WHEREOF the parites have signed this Agreement as of the date first above written.

OPTEL COMMUNICATIONS, INC.                        INTERNATIONAL TELE-
                                                  COMMUNICATIONS CORPORATION

By:   /s/ Richard A. Manfredo                     By   /s/ Biagio Civale
      ------------------------------                   -------------------------
Name: Richard A. Manfredo                         Name: Biagio (Gino) Civale
                                                        ------------------------
                                                               (print)

Title: Director of Operations & Engineering       Title: V.P., International
                                                         -----------------------
Place: Vienna, Virginia, USA                      Place: Uniondale, NY, USA

Date:     5/14/96                                 Date:     6/4/96
     -------------------------------                   -------------------------


INTERVENTION

     Teleglobe Canada Inc. hereby declares to have taken cognizance of this Agreement and to be satisfied therewith, and it agrees to comply with the provisions of this Agreement which apply to it.


                                                  TELEGLOBE CANADA INC.

                                                  By:  /s/ Gilles Leduc
                                                       -------------------------

                                                  Name: Gilles Leduc
                                                       -------------------------
                                                               (print)

                                                  Title: VP Carrier Relations
                                                         -----------------------

                                                  Place:    Montreal, Canada

                                                  Date:     July 23 / 96
                                                       -------------------------

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